UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_______________________________

ATNA RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

14142 Denver West Parkway, Suite 250

Golden, Colorado 80401

(Address of Principal Executive Offices) (Zip Code)

ATNA RESOURCES LTD.

Amended and Restated Stock Option Plan

(Full title of the plan)

Valerie Kimball

Corporate Secretary and Investor Relations Manager

Atna Resources Ltd.

14142 Denver West Parkway, Suite 250

Golden, Colorado 80401

(Name and address of agent for service)

(303) 278-8464 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares Without Par Value	14,571,756	$ 0.05 (2)	$ 728,587.80	$73.37

(1)	Represents an additional 14,571,756 previously unregistered Common Shares Without Par Value (“Common Shares”) of Atna Resources Ltd. (the “Registrant”), issuable under the Atna Resources Ltd. Amended and Restated Stock Option Plan (the “Plan”). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that become issuable under the Plan by reason of any stock splits, stock dividends or recapitalizations or other similar transactions effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding Common Shares. This Registration Statement also registers an indeterminate amount of plan interests to be offered or sold under the Plan.
(2)

Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act solely for purposes of calculating the amount of the registration fee, based on the average high and low prices for the Registrant’s Common Shares on October 13, 2015, as quoted on the OTCQB Marketplace under the symbol “ATNAF”.

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Explanatory Note

This Registration Statement is being filed pursuant to General Instruction E. of Form S-8 under the Securities Act to register an additional 14,571,756 Common Shares of the Registrant that may be issued pursuant to the Plan, as well as an indeterminate amount of plan interests under the Plan. The Registrant previously registered Common Shares for issuance under the Plan on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 17, 2008 (File No. 333-149755). Pursuant to General Instruction E. to Form S-8, the contents of such registration statements, including all exhibits thereto as applicable, are incorporated herein by reference, other than as modified as set forth in this Registration Statement.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

_________________

* In accordance with Rule 428 under the Securities Act and the instructional Note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from this registration statement. The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as a part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement.

(a)	The Registrant’s annual report on Form 20-F for the year ended December 31, 2014 filed with the United States Securities and Exchange Commission (“SEC”) on March 17, 2015.

(b)

All other reports filed pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s annual report incorporated by reference herein pursuant to (a) above.

(c)

The description of the Registrant’s securities contained in the Registrant’s registration statement on Form 20-FR filed under the Exchange Act on June 23, 1997, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Articles of the Registrant

Part 21 of the Registrant’s Articles (filed as an exhibit to the Registrant’s 20-F filed on April 5, 2005) provide that the Registrant must indemnify directors, former directors, alternate directors and senior officers including his or her heirs and legal personal representatives against all eligible penalties to which they may be liable. The Registrant must also pay the expenses of any such person in respect of an eligible proceeding after the final disposition of that proceeding. The Registrant may also indemnify any person, subject to the restrictions of the British Columbia Business Corporations Act (the “BCBCA”). The Registrant may also purchase insurance for the benefit of directors, officers, employees or agents.

BCBCA Indemnification

Under the BCBCA, a company may indemnify a current or former officer or director against any judgment, penalty or fine awarded or imposed in connection with, or amount paid in settlement of, any current, threatened, pending or completed legal proceeding or investigative action in respect of which such officer or director is a party or may be liable for a judgment penalty, fine or expenses by reason of such individual having been an officer or director.

A company may pay all expenses incurred by an officer or director actually and reasonably incurred in connection with such a proceeding after the final disposition of such proceeding and must pay all expenses reasonably incurred if the officer or director is substantially successful on the merits in the outcome of the proceeding or wholly successful on the merits or otherwise. Among other circumstances, a company shall not indemnify a current or former officer or director if such individual did not act honestly and in good faith with a view to the best interests of the company or if the individual did not have reasonable grounds for believing that his or her conduct in respect of which the proceeding was brought was lawful. Further, a company can not indemnify or cover the expenses of any officer or director in respect of any proceeding brought by or on behalf of the company or an associated corporation. The Supreme Court of British Columbia may on the application of a corporation or individual seeking indemnification, order indemnification of any liability or expense incurred by such individual in respect of any proceeding described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Atna pursuant to Atna’s Articles or any indemnification agreement, Atna has been informed that in the opinion of the Commission such indemnification is against public policy as expressed under the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

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Item 8. Exhibits.

Exhibit Number	Exhibit
3.1	BC Business Corporation Act – Articles of Incorporation (incorporated by reference to Item 19, Exhibit 99.0 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2007 (File No. 0-29336))
4.1	Certificate representing Common Shares
5.1	Legal opinion of Bull Housser & Tupper
23.1	Consent of EKS&H LLLP
23.2	Consent of Bull Housser & Tupper (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Atna Resources Ltd. Amended and Restated Stock Option Plan (incorporated by reference to Item 19, Exhibit 4.8 of the Registrant’s Form 20-F filed with the Commission on March 18, 2014)

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 14th day of October, 2015.

ATNA RESOURCES LTD.

/s/ James K. B. Hesketh
Name: James K. B. Hesketh
Title: President, Chief Executive Officer and Director

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James K. B. Hesketh, Rodney D. Gloss and Valerie K. Kimball, and each or any one of them, as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ James K. B. Hesketh James K. B. Hesketh	President, Chief Executive Officer and Director (Principal Executive Officer)	October 14, 2015
/s/ Rodney D. Gloss Rodney D. Gloss	Vice President, Chief Financial Officer (Principal Financial Officer and Accounting Officer)	October 14, 2015
/s/ David H. Watkins David H. Watkins	Chairman of the Board	October 14, 2015
/s/ Glen D. Dickson Glen D. Dickson	Director	October 14, 2015
/s/ David K. Fagin David K. Fagin	Director	October 14, 2015
/s/ Ron D. Parker Ron D. Parker	Director	October 14, 2015
/s/ Paul H. Zink Paul H. Zink	Director	October 14, 2015

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States on this 14th day of October, 2015.

By:	/s/ James K.B. Hesketh
James K.B. Hesketh
President, Chief Executive Officer and Director,
Atna Resources, Ltd.

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EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	BC Business Corporation Act – Articles of Incorporation (incorporated by reference to Item 19, Exhibit 99.0 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2007 (File No. 0-29336))
4.1	Certificate representing Common Shares
5.1	Legal opinion of Bull Housser & Tupper
23.1	Consent of EKS&H LLLP
23.2	Consent of Bull Housser & Tupper (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Atna Resources Ltd. Amended and Restated Stock Option Plan (incorporated by reference to Item 19, Exhibit 4.8 of the Registrant’s Form 20-F filed with the Commission on March 18, 2014)

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